UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Exhibits
SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement

On May 28, 2009, Red Trail Energy, LLC (the “Company”) executed the Sixth Amendment to its Construction Loan Agreement (“Sixth Amendment”) with First National Bank of Omaha. This amendment allows the Company to forgo two (2) scheduled quarterly (April 16, 2009 and July 16, 2009) principal payments on its Term Notes.  For more information on the terms of the Sixth Amendment, please review the full agreement which is attached to this filing as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sixth Amendment to the Construction Loan Agreement, effective date April 16, 2009, by and between Red Trail Energy, LLC and First National Bank of Omaha

Forward-Looking Statements:

Some of the matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those risk factors set forth in the Company’s filings with the SEC, including those risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: June 2, 2009	By:	/s/ Mark E Klimpel
Name: Mark Klimpel
Title: Chief Financial Officer